Pilgrim’s Pride Reports Operating Income of $237 Million with an Operating Margin of 11.7% for the Second Quarter of 2016

GREELEY, Colo., July 27, 2016 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports second quarter 2016 financial results.

Second Quarter Highlights

•	Net Sales of $2.03 billion.

•	Net Income of $152.9 million, GAAP EPS of $0.60.

•	Operating Income margins of 9.8% in U.S. and 20.5% in Mexico operations, respectively.

•	Adjusted EBITDA of $282.7 million (or a 13.9% margin).

•	Cash Flow From Operations of $111.1 million.

•	Prepared Foods to launch new ABF veg-fed chicken sausage products, leveraging our leadership in ABF veg-fed Fresh Chicken and entry into organic.

•	Operational improvements in Prepared Foods operations impacting production in short-term but preparing facilities for long-term growth.

Unaudited, In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended
	June 26, 2016	June 28, 2015	Change
Net Sales	$2,028.3	$2,053.9	-1.2%
GAAP EPS	$0.60	$0.93	-35.5%
Operating Income	$236.6	$378.4	-37.5%
Adjusted EBITDA (1)	$282.7	$425.8	-33.6%
Adjusted EBITDA Margin (1)	13.9%	20.7%	-6.8pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

“During Q2, our results further improved sequentially compared to the last two quarters. While our portfolio strategy of a well-balanced exposure to different bird sizes was an important factor, the diversity of our product and broad customer mix, as well as geographic exposure were also important contributors. We structured our portfolio to capture the strong commodity markets while lessening the impact of weaker markets to generate lower volatility and higher margins over the mid to long-term. We are generating the intended results and created a unique and meaningful advantage over competitors with less breadth in their portfolio,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“To demonstrate our commitment to growing our Prepared Foods operations and to further leverage our leadership in the ABF market as well as our recent announcement to enter into organic Fresh Chicken, we will launch new ABF veg-fed artisanal chicken sausages. These products will be fully cooked, minimally processed using all natural and no artificial ingredients or nitrites. Similar to our ABF veg-fed and organic Fresh Chicken programs, this represents our effort to better resonate with new consumer trends for more natural products while adding further value to our portfolio. While the announced investments in our Moorefield, WV plant, and the operational improvements we are promoting in our other facilities pose an impact to volumes in the short run, they signify our commitment to Prepared Foods as an important source of future earnings growth while lessening the impact of volatile commodity markets in the long run.”

“Our operations in Mexico were a strong contributor to the Q2 results driven by an improved supply/demand environment, better operating performance, and increased synergies with the newly acquired assets. We are continuing to close and have meaningfully narrowed the gap in performance between our legacy and the newly acquired Northern Mexico operations. To further diversify our Mexico operations and grow our value-added segment, we are initiating a strategy to leverage our premium Pilgrim’s name while continuing to pursue opportunities through the popular Del Dia brand.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, July 28, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: http://services.choruscall.com/links/ppc160728

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through October 28, 2016.

About Pilgrim’s Pride

Pilgrim’s employs approximately 37,700 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 26, 2016	December 27, 2015
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$41,047	$439,638
Trade accounts and other receivables, less allowance for doubtful accounts	343,255	348,994
Account receivable from related parties	1,797	2,668
Inventories	832,565	801,357
Income taxes receivable	88,358	71,410
Prepaid expenses and other current assets	95,420	75,602
Assets held for sale	6,549	6,555
Total current assets	1,408,991	1,746,224
Other long-lived assets	15,954	15,672
Identified intangible assets, net	42,503	47,453
Goodwill	125,607	156,565
Property, plant and equipment, net	1,414,895	1,352,529
Total assets	$3,007,950	$3,318,443

Notes payable to banks	$—	$28,726
Accounts payable	466,783	482,954
Account payable to related parties	4,053	7,000
Accrued expenses and other current liabilities	314,925	314,966
Income taxes payable	38,771	13,228
Current maturities of long-term debt	90	86
Total current liabilities	824,622	846,960
Long-term debt, less current maturities	1,117,979	985,509
Deferred tax liabilities	144,876	131,882
Other long-term liabilities	101,780	92,282
Total liabilities	2,189,257	2,056,633
Common stock	2,597	2,597
Treasury stock	(106,561)	(99,233)
Additional paid-in capital	1,677,543	1,675,674
Accumulated deficit	(689,910)	(261,252)
Accumulated other comprehensive loss	(67,726)	(58,930)
Total Pilgrim’s Pride Corporation stockholders’ equity	815,943	1,258,856
Noncontrolling interest	2,750	2,954
Total stockholders’ equity	818,693	1,261,810
Total liabilities and stockholders’ equity	$3,007,950	$3,318,443

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
	(In thousands, except per share data)
Net sales	$2,028,315	$2,053,876	$3,991,252	$4,106,795
Cost of sales	1,742,184	1,621,856	3,467,559	3,297,655
Gross profit	286,131	432,020	523,693	809,140
Selling, general and administrative expense	49,520	48,834	98,308	98,341
Administrative restructuring charges	—	4,813	—	4,813
Operating income	236,611	378,373	425,385	705,986
Interest expense, net of capitalized interest	11,548	11,514	23,581	16,369
Interest income	(683)	(1,277)	(1,376)	(2,767)
Foreign currency transaction loss (gain)	(4,744)	2,059	(4,979)	11,033
Miscellaneous, net	(950)	(4,651)	(3,896)	(5,064)
Income before income taxes	231,440	370,728	412,055	686,415
Income tax expense	78,398	129,104	141,002	240,598
Net income	153,042	241,624	271,053	445,817
Less: Net income (loss) attributable to noncontrolling interests	156	135	(204)	113
Net income attributable to Pilgrim’s Pride Corporation	$152,886	$241,489	$271,257	$445,704

Weighted average shares of common stock outstanding:
Basic	254,554	259,685	254,681	259,669
Effect of dilutive common stock equivalents	390	212	364	226
Diluted	254,944	259,897	255,045	259,895

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.60	$0.93	$1.07	$1.72
Diluted	$0.60	$0.93	$1.06	$1.71

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twenty-Six Weeks Ended
	June 26, 2016	June 28, 2015
	(In thousands)
Cash flows from operating activities:
Net income	$271,053	$445,817
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	88,683	75,070
Impairment expense	—	4,813
Loss (gain) on property disposals	(6,755)	(1,331)
Share-based compensation	1,869	1,268
Deferred income tax benefit	(700)	(4,781)
Changes in operating assets and liabilities:
Trade accounts and other receivables	6,610	35,014
Inventories	(31,208)	3,192
Prepaid expenses and other current assets	(19,817)	7,236
Accounts payable, accrued expenses and other current liabilities	(23,028)	53,960
Income taxes	6,967	(35,554)
Long-term pension and other postretirement obligations	(3,952)	966
Other operating assets and liabilities	(738)	2,433
Cash provided by operating activities	288,984	588,103
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(93,978)	(87,694)
Proceeds from property disposals	8,097	2,115
Cash provided by (used in) investing activities	(85,881)	(85,579)
Cash flows from financing activities:
Proceeds from note payable to bank	36,838	—
Payments on note payable to bank	(65,564)	—
Proceeds from revolving line of credit	351,089	1,680,000
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(219,812)	(683,705)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	3,691	—
Tax benefit related to share-based compensation	—	7,834
Payment of capitalized loan costs	(693)	(10,132)
Purchase of treasury stock	(7,328)	—
Cash dividends	(699,915)	(1,498,470)
Cash used in financing activities	(601,694)	(504,473)
Increase (decrease) in cash and cash equivalents	(398,591)	(1,949)
Cash and cash equivalents, beginning of period	439,638	576,143
Cash and cash equivalents, end of period	$41,047	$574,194

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
	(In thousands)
Net income	$153,042	$241,624	$271,053	$445,817
Add:
Interest expense, net	10,865	10,237	22,205	13,602
Income tax expense (benefit)	78,398	129,104	141,002	240,598
Depreciation and amortization	46,293	38,918	88,683	75,070
Minus:
Amortization of capitalized financing costs	962	864	1,889	1,589
EBITDA	287,636	419,019	521,054	773,498
Add:
Foreign currency transaction losses (gains)	(4,744)	2,059	(4,979)	11,033
Restructuring charges	—	4,813	—	4,813
Minus:
Net income (loss) attributable to noncontrolling interest	156	135	(204)	113
Adjusted EBITDA	$282,736	$425,756	$516,279	$789,231

The summary unaudited consolidated income statement data for the twelve months ended June 26, 2016 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the six months ended June 28, 2015 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 27, 2015 and (2) the applicable audited consolidated income statement data for the six months ended June 26, 2016.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	September 27, 2015	December 27, 2015	March 27, 2016	June 26, 2016	June 26, 2016
	(In thousands)
Net income	$137,095	$63,050	$118,011	$153,042	$471,198
Add:
Interest expense, net	10,182	10,091	11,340	10,865	42,478
Income tax expense (benefit)	73,153	33,045	62,604	78,398	247,200
Depreciation and amortization	41,415	42,490	42,391	46,293	172,589
Minus:
Amortization of capitalized financing costs	1,119	930	928	962	3,939
EBITDA	260,726	147,746	233,418	287,636	929,526
Add:
Foreign currency transaction losses (gains)	12,773	2,134	(235)	(4,744)	9,928
Restructuring charges	792	—	—	—	792
Minus:
Net income (loss) attributable to noncontrolling interest	33	(98)	(360)	156	(269)
Adjusted EBITDA	$274,258	$149,978	$233,543	$282,736	$940,515

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by Net Revenue for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Twenty-Six Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
	(In thousands)
Net income from continuing operations	$153,042	$241,624	$271,053	$445,817	7.55%	11.76%	6.79%	10.86%
Add:
Interest expense, net	10,865	10,237	22,205	13,602	0.54%	0.50%	0.56%	0.33%
Income tax expense (benefit)	78,398	129,104	141,002	240,598	3.87%	6.29%	3.53%	5.86%
Depreciation and amortization	46,293	38,918	88,683	75,070	2.28%	1.89%	2.22%	1.83%
Minus:
Amortization of capitalized financing costs	962	864	1,889	1,589	0.05%	0.04%	0.05%	0.04%
EBITDA	287,636	419,019	521,054	773,498	14.18%	20.40%	13.05%	18.83%
Add:
Foreign currency transaction losses (gains)	(4,744)	2,059	(4,979)	11,033	(0.23)%	0.10%	(0.12)%	0.27%
Restructuring charges	—	4,813	—	4,813	—%	0.23%	—%	0.12%
Minus:
Net income (loss) attributable to noncontrolling interest	156	135	(204)	113	0.01%	0.01%	(0.01)%	—%
Adjusted EBITDA	$282,736	$425,756	$516,279	$789,231	13.94%	20.73%	12.94%	19.22%

Net Revenue:	$2,028,315	$2,053,876	$3,991,252	$4,106,795	$2,028,315	$2,053,876	$3,991,252	$4,106,795

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's Pride Corporation	$152,886	$241,489	$271,257	$445,704
Loss on early extinguishment of debt	—	68	—	68
Foreign currency transaction losses (gains)	(4,744)	2,059	(4,979)	11,033
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains)	148,142	243,616	266,278	456,805
Weighted average diluted shares of common stock outstanding	254,944	259,897	255,045	259,895
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains) per common diluted share	$0.58	$0.94	$1.04	$1.76

A reconciliation of GAAP earnings per share (EPS) to adjusted earnings per share (EPS) is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
	(In thousands, except per share data)
GAAP EPS	$0.60	$0.93	$1.06	$1.71
Loss on early extinguishment of debt	—	—	—	—
Foreign currency transaction losses (gains)	(0.02)	0.01	(0.02)	0.04
Adjusted EPS	$0.58	$0.94	$1.04	$1.76

Weighted average diluted shares of common stock outstanding	254,944	259,897	255,045	259,895

Net debt is defined as total long term debt less current maturities, plus current maturities of long term debt and notes payable, minus cash, cash equivalents and investments in available-for-sale securities.  Net debt is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other parties, in addition to and not in lieu of debt as presented under GAAP, to compare the indebtedness of companies.  A reconciliation of net debt is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Net Debt
(Unaudited)

	December 29, 2013	December 28, 2014	December 27, 2015	June 28, 2015	June 26, 2016
	(In thousands)
Long term debt, less current maturities	$501,999	$3,980	$985,509	$1,000,420	$1,117,979
Add: Current maturities of long term debt and notes payable	410,234	262	28,812	117	90
Minus: Cash and cash equivalents	508,206	576,143	439,638	574,194	41,047
Minus: Available-for-sale securities	96,902	—	—	—	—
Net debt (cash position)	$307,125	$(571,901)	$574,683	$426,343	$1,077,022

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,677,445	$1,838,859	$3,347,726	$3,681,617
Mexico:	350,870	215,017	643,526	425,178
Total net sales:	$2,028,315	$2,053,876	$3,991,252	$4,106,795

Sources of cost of sales by country of origin:
US:	$1,471,269	$1,454,669	$2,925,224	$2,958,876
Mexico:	270,939	167,211	542,383	338,827
Elimination:	(24)	(24)	(48)	(48)
Total cost of sales:	$1,742,184	$1,621,856	$3,467,559	$3,297,655

Sources of gross profit by country of origin:
US:	$206,176	$384,190	$422,502	$722,742
Mexico:	79,931	47,806	101,143	86,350
Elimination:	24	24	48	48
Total gross profit:	$286,131	$432,020	$523,693	$809,140

Sources of operating income by country of origin:
US:	$164,494	$335,783	$339,084	$629,437
Mexico:	72,093	42,566	86,253	76,501
Elimination:	24	24	48	48
Total operating income:	$236,611	$378,373	$425,385	$705,986